EXHIBIT 4.5

                                Letter of Intent

                                 by and between

                               Halo Resources Ltd.

                                       and

                   Endowment Lakes (2002) Limited Partnership,

                                      dated

                                February 9, 2005

                        [HALO RESOURCES LTD. LETTERHEAD]


                                                                       AMENDMENT

February 9, 2006


Endowment Lakes (2002) Limited Partnership
c/o Endowment Lakes (2002) Ltd.
#1 -102 Main Street
Flin Flon, Manitoba
R8A 1K1

Attention :  Eckhart Buhlmann, President

Dear Eckhart:


RE: LETTER AGREEMENT DATED FEBRUARY 9, 2005 BETWEEN HALO RESOURCES LTD. ("HALO") AND ENDOWMENT LAKES (2002) LIMITED PARTNERSHIP ("EL")
         CONCERNING THE ACQUISITION OF AN INTEREST BY HALO IN THE MINING CONCESSIONS COMPRISING THE EMILY PROPERTY FROM EL (THE "LETTER AGREEMENT")

Further to the Letter Agreement, we are writing to set out the agreed revisions to such Letter Agreement.

This amending letter (the "AMENDING LETTER") constitutes an amendment and supplement of, and not a replacement of, the Letter Agreement.

The Letter Agreement, as amended and supplemented hereby, remains in full force and effect and the Letter Agreement and this Amending Letter shall be read together and have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument.

The Letter Agreement is hereby amended as follows:

1. The words "on or before the first anniversary of the date of this Agreement" in Subsection 1(c)(ii) of the Letter Agreement are hereby deleted and replaced with the words "on or before March 9, 2006".

2. The words "on the first anniversary of the date of this Agreement" in Subsection 1(c)(iii) of the Letter Agreement are hereby deleted and replaced with the words "on or before March 9, 2006".

3. Capitalized terms used in this Amending Letter and not defined herein shall have the meaning ascribed thereto in the Letter Agreement.

4. This Amending Letter may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Delivery of this Amending Letter may be made by facsimile transmission.


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                                      -2-


5. This Amending Letter shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6. If the foregoing terms are acceptable to you, please sign and return a copy of this Amending Letter to us at the address indicated above on or prior to the close of business (Vancouver time) on February 9, 2006, after which this Amending Letter shall cease to have effect.

Yours very truly,

HALO RESOURCES LTD.

Per:
     ------------------------------------
     Name:
     Title:

I have the authority to bind the company.



Confirmed, agreed to and accepted this  ______ day of February, 2006.

ENDOWMENT LAKES (2002) LIMITED PARTNERSHIP
BY ITS GENERAL PARTNER, ENDOWMENT LAKES (2002) LTD.

Per:
     ------------------------------------
     Name:
     Title:

I have the authority to bind the company.

                       [LETTERHEAD OF HALO RESOURCES LTD.]



February 9, 2005

Endowment Lakes (2002) Limited Partnership
c/o Endowment Lakes (2002) Ltd.
#1 -102 Main Street
Flin Flon, Manitoba
R8A 1K1

Attention :  Eckart Buhlmann, President


Dear Sirs:

RE: ACQUISITION OF AN INTEREST BY HALO RESOURCES LTD. ("HALO") IN THE MINING CONCESSIONS COMPRISING THE EMILY PROPERTY FROM ENDOWMENT LAKES (2002) LIMITED PARTNERSHIP ("EL")

This letter agreement sets forth the principal terms and conditions upon which Halo Resources Ltd. or, at its election, a wholly-owned subsidiary of Halo, will acquire an option to earn up to an eighty percent (80%) interest in certain exploration and exploitation mining concessions owned by EL, located in Manitoba, and more particularly described in Schedule A attached to this letter agreement and shown on the map attached as Schedule B to this letter agreement (the "Property").


1.    OPTION AGREEMENT

(a) The parties shall negotiate in good faith, enter into and deliver to each other an option agreement (the "Option Agreement") as soon as possible following the execution of this letter agreement, which agreement shall reflect the provisions regarding the First Option and the Second Option (both as hereinafter defined) and such other terms as are usual and customary for agreements of this nature.

(b) EL hereby grants to Halo the sole and exclusive right and option to earn an undivided fifty-one percent (51%) beneficial interest in the Property (the "First Option") on or before the date which is two years from the date of this Agreement (the "First Option Period").

(c) In order to maintain the First Option in good standing, Halo shall incur and fund expenditures on the Property in the aggregate amount of $500,000 (the "Work Costs") and pay certain fees and issue certain shares, collectively (the "Payments") on or before the date which is two years from the date of this Agreement as follows:

      (i) contemporaneous with the signing of this Agreement, Halo shall pay to EL the sum of $40,000 and subject to section 7, shall cause to be issued to Endowment Lakes (2002) Ltd. (the "General Partner") as General Partner in trust for EL 50,000 common shares in the capital of Halo;

      (ii) on or before the first anniversary of the date of this Agreement Halo shall incur and fund expenditures on the Property of at least $250,000;

      (iii) on the first anniversary of the date of this Agreement, Halo shall pay to EL the sum of $40,000 and, subject to section 7 issue to the General Partner in trust for EL 50,000 common shares in the capital of Halo; and

      (iv) during the period from the date of the first anniversary of the date of this Agreement until the date of the Second Anniversary of the date of this Agreement, Halo shall incur and fund expenditures on the Property of at least $250,000.

      provided, however, that if Halo incurs and funds the Work Costs and makes the payments and issues the shares in full prior to and in advance of the time frame provided herein, then it will be deemed to have exercised the First Option at the time that both the Work Costs are incurred and funded and the payments are paid in full and it will not be required to incur and fund any further expenditures or pay any further amounts or issue any further shares in accordance with the terms of this section 1(c).

(d) EL hereby grants to Halo the sole and exclusive right and option to earn an additional undivided twenty-nine percent (29%) beneficial interest in the Property (the "Second Option" and collectively with the First Option, the "Options" and each individually an "Option"), on or before the date which is two years from the date upon which the First Option is exercised. The period commencing on the date the First Option is exercised and ending on the second anniversary of such date is hereinafter referred to as the "Second Option Period". The Second Option shall vest upon the exercise of the First Option by Halo and the delivery by Halo to EL of a notice in writing electing to earn the Second Option, which notice must be delivered to EL not more than 45 days following the date upon which the First Option is exercised.

(e) In order to maintain the Second Option in good standing, Halo shall incur and fund expenditures on the Property in the aggregate amount of $1,500,000 (the "Second Work Costs") and pay certain fees and issue certain shares (the "Second Payments") on or before the date which is two years from the date of the exercise of the First Option as follows:

      (i) on or before the first anniversary of the exercise of the First Option, Halo shall pay to EL the sum of $40,000 and, subject to section 7, issue to the General Partner in trust for EL 50,000 common shares in the capital of Halo; and

      (ii) during the Second Option Period incur and fund expenditures on the Property of at least $1,500,000, provided, however, that if Halo incurs and funds the Second Work Costs and the Second Payments in full prior to and in advance of the time frame provided herein, then it will be deemed to have exercised the Second Option at the time that both the Second Work Costs and the Second Payments are paid in full and it will not be required to incur and fund any further expenditures or pay any further amounts or issue any further shares in accordance with the terms of this Section 1(e).

(f) The Work Costs shall be as defined in Schedule C to this letter agreement. For greater certainty, Halo may, at any time during the First Option Period or the Second Option Period, terminate this letter agreement or the Option on thirty (30) days' prior written notice to EL without any obligation to incur Work Costs or pay any further fees or issue any further shares.

(g) In order to provide for (i) the manner in which the development, exploration and operation of the Property shall be conducted (including without limitation, the appointment of Halo or its affiliate as manager to conduct development and mining activities on the Property and to propose work programs); (ii) the respective rights and obligations of the parties arising out of or in connection with the of the Property; (iii) the management fees that Halo shall be entitled to charge; and (iv) the manner in which the rights in the Property may be transferred, immediately upon the earlier of (A) the exercise of the Second Option by Halo; and (B) the expiry of the Second Option, EL and Halo shall enter into a joint venture agreement. The form of joint venture agreement between EL and Halo (the "Joint Venture Agreement") shall be attached as a schedule to and form part of the Option Agreement.

(h) The Work Costs are not committed and may be made in Halo's sole discretion. If the annual Work Costs to be incurred on or before the dates provided in section 1(c)(i)-(iv) or (1)(e)(i) - (ii) above are less than the minimum annual requirement, then Halo may pay the deficiency to or to the direction of EL in cash within sixty (60) days after the expiry of the respective annual period in order to maintain the First Option or Second Option, as applicable. If the aggregate Work Costs incurred on or before

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      the second  anniversary of the date of the Option  Agreement are less than
      $500,000, or if the Second Work Costs incurred on or before second anniversary of the exercise of the First Option are less than $1,500,000, Halo may pay the deficiency to or to the direction of EL in cash within sixty (60) days after the applicable date in order to exercise the First Option or Second Option, as applicable. Any and all expenditures made under section 1(c) above, or any payments made pursuant to this section 1(h) are not reimbursable if Halo does not exercise the First Option. If Halo does not incur and fund the Work Costs in accordance with the schedule provided in section 1(c) hereof, or if it does not make the payments to EL in lieu of the annual Work Costs as provided herein, other than in circumstances of a force majeure event, the First Option shall terminate and any expenditures previously incurred or funded, or any payments previously made to EL, shall be forfeited. If Halo does not incur and fund the Second Work Costs in accordance with the schedule provided in
      Section 1(e) hereof or if it doesn't make the payments to El in lieu of the Second Work Costs as provided herein, other than in circumstances of a force majeure event, the Second Option will terminate and any expenditures previously incurred or funded, or any payments previously made to EL, shall be forfeited.

(i) Halo or an affiliate shall have the exclusive right to manage and operate all work programs carried out on the Property for so long as the Options remain outstanding, including the right to prospect, explore, conduct drilling, environmental tests, metallurgical tests, geochemistry and geophysics tests and to conduct any other exploration, development testing or determining of feasibility and test mining that it deems desirable, and all work programs shall be in the sole discretion of Halo or an affiliate permitted to exercise such rights. Thereafter, work programs shall be carried out by Halo in accordance with the terms of the Joint Venture Agreement.

(j) Notwithstanding any other provision in this letter agreement, Halo shall not conduct any drilling or perform any underground developments on the Property unless and until the parties have executed and delivered to each other the Option Agreement in accordance with Section 1(a) hereof.

(k) EL shall indemnify and hold Halo and its directors, officers, employees and consultants harmless from and against any losses, liabilities, damages, injuries, costs or expenses (including legal costs) incurred by such persons arising out of, resulting from or in any way connected with the operations conducted on the Property by EL or its affiliates prior to the date of this letter agreement or reclaiming any of the concessions that comprise the Property in respect of any work performed by EL or its affiliates on such concessions prior to the date of this letter agreement.

      Such indemnity shall survive the termination of the First Option Period or the failure of Halo to exercise the First or Second Option.

(l) The Option Agreement shall contain the terms and provisions set out in this letter agreement and such other representations, warranties, covenants, conditions and indemnities that are usual and customary to a mining transaction of this nature or are otherwise necessary or appropriate to implement the terms of this letter agreement and as are mutually acceptable and agreed upon by the parties, including, without limitation, those representations and warranties contained in section 8 hereof.

(m) Upon the exercise of each of the First and Second Options, as applicable, the appropriate registrations shall be made to reflect each party's ownership interest, on title to the Property.

2.    CONTRIBUTION TO COSTS

(a) During the Option Periods, Halo shall be responsible for the conduct and cost of all minimum assessment work and exploration programs conducted on the Property and, from and after the date of this letter agreement, Halo shall maintain the Property in good standing with all appropriate authorities and under the laws of Canada and the provincial authorities, including, without limitation, the payment of any mining duties, property taxes, instruction fees, service fees or stamp duties, the filing of reports with respect to minimum assessment work, and the performance of any and all obligations required by the terms and conditions of the mining concessions that comprise the Property (the "Maintenance Costs"), and Halo shall fund and pay such Maintenance Costs, until the earlier of:

            (i)   the expiry or termination of the First Option;

            (ii)  the date upon which Halo has exercised the Second Option; or

            (ii) the Second Option expires or is terminated without having been exercised by Halo,

      If the First Option expires or is terminated without having been exercised by Halo, EL shall be responsible for, pay and fund all Maintenance Costs from and after the date of such expiration or termination. Where Halo has exercised the First Option, and the Second Option expires or is terminated without having been exercised by Halo, EL and Halo in accordance with their proportional interests shall be responsible for, pay and fund all Maintenance Costs and all other costs in respect of the Property from and after the date of such expiration or termination of the Second Option and shall be responsible for all liabilities incurred in accordance with their proportionate interests. For greater certainty, Halo's obligation to pay Maintenance Costs applies only to Maintenance Costs the liability for which did not arise prior to the date of this letter agreement. Maintenance Costs shall form part of the Work Costs for the purposes of the First Option and Second Option. If either EL or Halo fails to contribute to the expenditures related to the Property, following the termination or expiry of the Second Option, whichever is earlier, in accordance with their respective proportionate interests, and pursuant to this section 2(a), and the other of EL or Halo (the "contributing party") contributes not less than the full amount of the contributing party's required funding pursuant to this Section 2(a), then the non-contributing party's percentage holdings in the Property shall be recalculated in accordance with the following formula:

                  Property shareholding of party = (A X 100)
                                                   ---------
                                                      B
      Where:

            A =   actual contributions of party to expenditures related to the
                  Property   and  required  by  the  Joint   Venture   Agreement
                  (excluding Work Costs incurred by Halo pursuant to the Options);

            B = total contributions of both parties to the expenditures related to the Property and required in the Joint Venture Agreement.

      For greater certainty, a non-contributing party's percentage holdings in the Property shall not be recalculated in accordance with the formula contained herein if the contributing party does not contribute the full amount of the contributing party's required funding pursuant to this section 2(a).

(b) Any recalculation of percentage holdings in the Property shall be implemented by the transfer of interest to the other party. If a party's percentage interest is diluted to less than ten percent (10%), then such other party's interest is automatically converted to a one percent (1%) net smelter royalty upon substantially the same terms and conditions contained in the Royalty Agreement. In such event the joint venture shall immediately be terminated provided that all terms set out therein which are stated to survive termination shall remain in full force and effect and any liabilities which have been incurred or accrued shall remain in effect.

(c) A non-contributing party's percentage holdings in the Property shall be deemed to be recalculated immediately after the time for making a contribution has lapsed and the other party has made the contributing party's contribution in full. The parties shall execute and deliver all necessary instruments and documents and take such actions required to effect such transfer of interest.

(d) Following the exercise of the Second Option, Halo shall be responsible for all costs necessary to advance the Property to production and EL shall not be required to expend monies in relation to the Property provided however, that each of EL and Halo shall be liable for any liabilities of the

      Project in proportion to their joint venture interests and provided that Halo shall be entitled to recover all costs incurred in respect of the Property, including without limitation all capital expenditures, prior to any payment of profit to Halo or EL on the basis of their proportionate joint venture interests.

3.    NET SMELTER RETURNS ROYALTY

On the date that the Second Option is exercised, EL and Halo will enter into a net smelter returns royalty agreement (the "Royalty Agreement") on terms mutually satisfactory to both parties, pursuant to which Halo will issue and grant to EL a 1% net smelter returns royalty calculated and payable in accordance with Schedule D attached (the "NSR") on Halo's share of any gold and silver production from the Property following commencement of commercial production, with the price of gold being determined on the basis of the monthly average price of gold, calculated by dividing the sum of all London Bullion Market Association P.M. Gold Fix prices reported for the calendar month in question by the number of days for which such prices were quoted, and for silver on the basis of the monthly average price of silver, calculated by dividing the sum of all London Bullion Market Association prices for silver reported for the calendar month in question by the number of days for which such prices were quoted. All royalty payments will be paid in cash only. Notwithstanding this
Section 3, if Halo is the operator or manager or the Property, Halo will be under no obligation whatsoever to place the Property into commercial production, and if the Property is placed into commercial production by Halo, Halo will have the right at any time to curtail, suspend or terminate such commercial production as Halo in its sole discretion deems advisable. At the option of Halo, which may be exercised at any time by notice in writing to EL, Halo may acquire the rights under the Royalty Agreement for a purchase price of $1,000,000.

4.    AREA OF INFLUENCE

Any mining concession located or otherwise acquired by or on behalf of Halo or EL or any of their affiliates from and after the date of this letter agreement that lies wholly or partly within a five (5) kilometre radius of the perimeter of the Property, as such perimeter exists as at the date hereof (the "Area of Influence"), or any right, title or interest therein, shall be subject to this letter agreement. Each party shall be free to acquire properties outside the Area of Influence, in its own interest and without any obligation or liability to any other party.

5.    ACCESS TO INFORMATION

(a) Subject to the terms and conditions hereof, EL shall have, at all reasonable times from and after the date of this letter agreement, timely access to the Property and to all data, studies, maps, drill core and all other information generated by Halo in respect of or derived from the Property. Halo shall, from the date of this letter agreement until exercising the earlier of (i) the expiry or termination of the Second Option; and (ii) the exercise of the Second Option, provide EL, all information generated from exploration and development on the Property on a timely basis, which information shall be treated as confidential in accordance with the provisions hereof. EL acknowledges that nothing in this letter agreement will obligate Halo: (i) to prepare, or to assist in the preparation of, any technical report or reports relating to the Property which EL might be required to prepare and file with any Canadian regulatory authority at any time pursuant to National Instrument 43-101 "Standards of Disclosure for Mineral Projects", or any similar regulatory policy; or (ii) to provide the services of, or to assist EL in procuring the services of, a "qualified person" (as that term is defined in the National Instrument) to produce, or to oversee the production of, any such technical report or reports.

(b) Within thirty (30) days of the date of this letter agreement, EL shall disclose or make available to Halo copies of all information and data within its control or possession concerning the Property, including, without limitation, all historical documentation with respect to title, all geological, geophysical and assay results, maps, environmental studies, tests and assessments and notifications from regulatory authorities and prior exploration, development, reclamation and remediation work carried out thereon and within its knowledge.

6.    REPRESENTATIONS AND WARRANTIES

(a)   EL represents and warrants to Halo that:

      (i) the concessions that comprise the Property are in good standing with respect to the performance of all obligations (including, without limitation, payment of mining duties, performance of minimum assessment  work and  filing of  reports  with  respect  to  minimum assessment work) applicable under all laws of Canada and the Province of Manitoba (including, without limitation, applicable mining and environmental laws and regulations) and are owned by and duly registered in the name of EL free and clear of any encumbrances, royalties or underlying interests whatsoever;

      (ii) to the knowledge of EL after due inquiry, nothing in the mining laws of Canada and the Province of Manitoba prohibits EL from granting to Halo the right to hold exploration rights in respect of the Property in order to carry out prospecting, exploration, pre-development and feasibility activities on the Property as to gold and minerals for as long as the concessions that comprise the Property are in force;

      (iii) upon exercise of the First Option by Halo, EL shall have the legal right and authority to transfer an undivided fifty-one percent (51%) beneficial interest in the Property to Halo and to register such interest on the legal title to the Property;

      (iv) to the knowledge of EL, there are no actions, suits, investigations or proceedings before any court, arbitrator, administrative agency or other tribunal or governmental authority, whether current, pending or threatened, which directly or indirectly relate to or affect the Property;

      (v) to the knowledge of EL, no contaminants, pollutants, wastes or toxic substances (collectively "Hazardous Substances") have been released, discharged, placed, escaped, leached or disposed of on, into, under or through the Property (including watercourses, improvements thereon and contents thereof) or nearby areas;

      (vi) neither EL nor, to EL's knowledge, any other person is subject to any obligations or commitments for reclamation, closure or other environmental corrective, clean-up or remediation action directly or indirectly relating to the Property;

      (vii) the activities on and the use of the Property by EL have been in compliance with all laws of Canada and the Province of Manitoba and EL has not received any notice of any breach or violation of such laws;

      (viii) as at the date of this letter agreement, no adverse claims or challenges have been made to EL's interest in or to the Property;

      (ix) EL has not assigned, encumbered or covenanted to assign or encumber any of the concessions that comprise the Property or the rights which derive therefrom and EL has not acquired, with respect to third parties, any obligation whatsoever that would prevent EL from entering into this letter agreement; and

      (x) EL has no any information or knowledge pertaining to the Property or the lands comprising the Property or substances thereon, therein or therefrom not disclosed in writing to Halo which, if known to Halo, might reasonably be expected to deter Halo from completing the transactions contemplated hereby on the terms and conditions contained herein.

(b) Halo represents and warrants to EL that Halo, or any affiliate Halo proposes to use to perform any operations contemplated by this letter agreement, is, and has not received any notice from any governmental authority advising it that it is not, authorized, permitted or licensed to conduct business in Canada and the Province of Manitoba and to perform such operations or obligations within the jurisdiction of any governmental authority having jurisdiction of the nature and scope of the operations and obligations to be performed by Halo or any of its affiliates pursuant to and in accordance with the terms of this letter agreement.

(c) Halo, on the one hand, and EL on the other hand, represent and warrant to each other that:

      (i)   Halo  is  a  company  duly  incorporated   under  the  laws  of  the
            jurisdiction of its incorporation and it is duly organized and validly subsisting under such laws;

      (ii) EL is a limited partnership duly registered under the laws of Manitoba, and it is duly organized and validly subsisting under such laws;

      (iii) each party has full corporate power and authority to carry on its business and to enter into this letter agreement and to carry on and perform all of its obligations and duties hereunder;

      (iv) each party has duly obtained all corporate and regulatory authorizations for the execution, delivery and performance of this letter agreement and, except as expressly set out in this letter agreement, and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any covenants or agreements contained in the provisions of its constating documents or any shareholders' or directors' resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound and does not contravene any applicable laws;

      (v) this letter agreement has been duly executed and delivered by each party and is valid, binding and enforceable against each party in accordance with its terms.

7.    ISSUANCE OF THE SECURITIES

All shares, warrants, units and other securities issued or to be issued by Halo to EL under and pursuant to this letter of intent on under the Option Agreement (the "Halo Securities") shall be subject to all applicable hold periods required by applicable securities laws and the TSX Venture Exchange. The issuance of any Halo Securities shall be conditional upon (i) Halo obtaining all regulatory and third party consents or approvals being received, including those of the TSX Venture Exchange and applicable securities regulatory bodies; and (ii) the existence of an exemption from prospectus and registration requirements under applicable securities laws for the issuance of the Halo Securities to EL. In the event that Halo has not received the required consents on the date this letter agreement is signed and fails to deliver the shares contemplated in Section 1(c)(i) within six months of the date hereof, this letter agreement shall be null and void, save for the provisions of Section 8.

8.    CONFIDENTIALITY

(a) The terms of this letter agreement, including the terms of the proposed transactions contemplated hereunder and the fact that the parties are pursuing such transactions, are confidential and except as expressly permitted by this letter agreement neither party shall disclose any of such information to any person or entity without the prior written consent of the other.

(b) Each party agrees to keep confidential any and all information made available to it by the other party or its representatives or advisors in the course of the investigations and negotiations contemplated hereunder and agrees not to use, in relation to the Property and the Area of Influence, any such information except for or in respect of the completion of the proposed transactions contemplated by this letter agreement, except to the extent that disclosure may be required by or under any law or under the rules and regulations of any securities commission or stock exchange. The foregoing restriction does not apply to any information (i) that is or becomes generally available to the public, except through a breach of this letter agreement, (ii) that was known to a party prior to the receipt of such information from the other party, (iii) that is developed by a party independently of information received from the other party, or (iv) that a party obtained from an independent third party who obtained such information lawfully and was under no obligation of secrecy in respect of such information. Notwithstanding the foregoing and for greater certainty, no public announcement of the existence of this letter agreement or the transactions contemplated hereby shall be made by either party unless the timing and content thereof have been agreed upon by both parties, acting reasonably, except as may otherwise be required by applicable law, rule or regulation.

9.    BINDING PROVISIONS

(a) This letter agreement shall be binding upon the parties and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understanding, duties or obligations between the parties respecting the subject matter hereof.

(b) In addition to any other remedies Halo or EL may have: (i) Halo may, subject to a force majeure event, terminate this letter agreement if EL fails to perform or breaches any of its material obligations under this letter agreement, and such party fails to cure any such non-performance or breach within sixty (60) days after receipt of written notice thereof from Halo; and (ii) EL may, subject to a force majeure event, terminate this letter agreement if Halo fails to perform or breaches any of its material obligations under this letter agreement, and such party fails to cure any such non-performance or breach within sixty (60) days after receipt of written notice thereof from EL.

(c) This letter agreement shall remain binding on the parties if the Option Agreement is not executed and delivered for any reason whatsoever other than Halo terminating this letter agreement in accordance with the terms hereof.

(d) The parties hereto acknowledge that EL is a limited partnership formed under the laws of Manitoba. The parties hereto acknowledge that the obligations of EL shall not be personally binding upon, nor shall resort be had to, the property of any of the Limited Partners, their heirs, successors and assigns, and that resort shall only be had to the property of EL and the property of the General Partner.

10.   FORCE MAJEURE

Neither Halo or EL shall be liable to the other, and neither Halo or EL shall be deemed in default hereunder, for any failure to perform or delay in performing any of its covenants and agreements or in incurring Work Costs caused by or arising out of any event (a "force majeure event") beyond the reasonable control of such party, excluding lack of funds, but including, without limitation, lack of rights from or permission by indigenous peoples' groups to enter upon the Property to conduct exploration, development and mining operations thereon, war in Canada, earthquake, fire, storm, flood, explosion, strike, labour trouble, accident, riot, act of restraint of any lawful authority, act of God, protest or demonstrations by environmental lobbyists or indigenous peoples' groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment or delays by any governmental authority or agency in providing any permission, licence or permit required to perform any such covenant or agreement (so long as such delays are not themselves the result of delays by the party seeking to rely upon this clause). No right of Halo or EL shall be affected for failure or delay to perform any of its covenants and agreements or to incur Work Costs, if the failure or delay is caused by one of the events referred to above. All times provided for in this letter agreement shall be extended for the period commensurate with the period of delay and, so far as possible, the party affected shall take all reasonable steps to remedy the cause of the delay attributable to the events referred to above; provided, however, that nothing contained in this section shall require Halo or EL to settle any labour dispute, protest or demonstration, or to question or test the validity of any governmental order, regulation, or law or claim of right by indigenous peoples' groups.

11.   MISCELLANEOUS

(a) Any notice or any communication required or permitted to be given under this letter agreement by any party to the other parties, in any capacity (hereinafter called a "Notice") shall be in writing and shall be deemed to have been sufficiently given if telefaxed or delivered to the address of such other parties set forth as follows:

      (i)   if to Halo at:

            1305 - 1090 West Georgia Street
            Vancouver, BC V6E 3V7
            Attention:     Marc Cernovitch, President & CEO
            Fax No.:       604-601-8209
            Telephone No.: 604-601-8208

      (ii)  if to EL at:

            c/o the General Partner
            #1 -102 Main Street
            Flin Flon, Manitoba
            R8A 1K1
            Attention:     Eckart Buhlmann, President
            Fax No.:       204-687-3133
            Telephone No.  204-687-5577

      or such substitute address or fax number as is specified by a party by notice to the other parties given in accordance with this section, and any such Notice shall be deemed to have been received, if telefaxed, on the first business day after the date of transmission, and if delivered, upon the day of delivery, or if such day is not a business day, then on the first business day thereafter.

(b) None of the provisions of this letter agreement shall be amended or modified, and no waivers, consents or approval in respect hereof shall be effective unless made in writing and signed by the parties.

(c) No party shall sell, transfer, assign or convey this letter agreement, or any of its rights, benefits, privileges or obligations thereunder, without the prior written consent of the other parties, provided that EL or Halo may sell, transfer, assign or convey this letter agreement (or, in the case of EL, the Property) and its rights, benefits and privileges thereunder, to an affiliate of such party, provided that:

      (i)   such party delivers to the other party notice of such assignment;

      (ii) such affiliate agrees in writing with the non-assigning party to be bound by the terms of this letter agreement;

      (iii) before such affiliate ceases to be an affiliate of such party, the interest assigned must be assigned back to such party; and

      (iv) notwithstanding such assignment and shall continue to be bound by the terms of this Letter agreement.

      The Option Agreement and Joint Venture Agreement shall contain right of first refusal provisions binding on the parties with respect to their respective interests in the Option Agreement, the Joint Venture Agreement and the Property.

(d) Nothing in this letter agreement shall be deemed to constitute any party the partner, agent or legal representative of the other parties for any purpose whatsoever.

(e) The letter agreement enures to and is binding upon the successors and assigns of the parties.

(f) This letter agreement and its application and interpretation will be governed by and interpreted in accordance with the laws of Province of Manitoba with respect to any property situated in the Province of Manitoba or any obligations to be performed in Province of Manitoba pursuant to documents or other writings prepared under or subject to the laws of the Province of Manitoba, or the performance of which is sought before the courts of the Province of Manitoba, and, as to all other matters, this letter agreement shall be construed in accordance with the laws of Ontario and the applicable federal laws of Canada.

(g) The letter agreement may be signed in counterpart by original or faxed copy, each of which will be deemed to be an original and all of which together shall constitute one and the same instrument.

(h) For purposes of this letter agreement, the Option Agreement, the Joint Venture Agreement and the Royalty Agreement, the term "affiliate" shall mean, as to any party, any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by or is under common control with that party, and for the purposes of this definition "control" means possession, directly or indirectly, of the power to direct or cause the direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

If the terms of this letter agreement are acceptable to you, please sign and return the enclosed copy of this letter agreement to us at the address indicated above on or before 5:00 PM, Vancouver time, on February 9, 2005.

Yours truly,

HALO RESOURCES LTD.


Per:     _________________________

I have the authority to bind the company


ENDOWMENT LAKES (2002) LIMITED PARTNERSHIP
BY ITS GENERAL PARTNER, ENDOWMENT LAKES (2002) LTD.


Per:     _________________________

I have the authority to bind the company

                        LIST OF SCHEDULES [Not Attached]



      Schedule A        List Of Properties

      Schedule B        MAP - Quarter Moon Lake Property

      Schedule C        Description of Work Costs

      Schedule D        Description of Net Smelter Returns Royalty